August 6, 2014

FLORIDA DEPARTMENT OF STATE
Division of Corporations

NUVEL HOLDINGS, INC.
20 S SANTA CRUZ AVE STE 300
LOS GATOS, CA 95030

Re: Document Number P09000085955

The Articles of Amendment to the Articles of Incorporation of NUVEL HOLDINGS, INC., a Florida corporation, were filed on August 5, 2014.

This document was electronically received and filed under FAX audit number H14000184895.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tina D Carter
Regulatory Specialist
Division of Corporations

Letter Number: 214A00016848

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Nuvel Holdings, Inc.

DOCUMENT NUMBER: P09000085955

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Stephanie Lin
Name of Contact Person

Ofsink, LLC
Firm/ Company

230 Park Avenue, Suite 851
Address

New York, NY 10169
City/ State and Zip Code

slin@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Stephanie Lin at (347) 708-6415

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Nuvel Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000085955

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: N/A
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: N/A
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

____
(Florida street address)

New Registered Office Address: _______________________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change	N/A		
☐ Add			
☐ Remove			
2) ☐ Change			
☐ Add			
☐ Remove			
3) ☐ Change			
☐ Add			
☐ Remove			
4) ☐ Change			
☐ Add			
☐ Remove			
5) ☐ Change			
☐ Add			
☐ Remove			
6) ☐ Change			
☐ Add			
☐ Remove			

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

The Company's Articles of Amendment to Articles of Incorporation filed with the State of Florida on August 10, 2012 shall be amended as the following:

Section 1.6 shall be deleted and replaced in its entirety with the following:

"'Conversion Price' shall mean $0.60 per share."

Section 1.8 shall be deleted and replaced in its entirety with the following:

"'Original Purchase Price' shall mean $0.60 per share."

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date <u>if applicable</u>: ______________________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (**<u>CHECK ONE</u>**)

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 8/5/2014

Signature ______________________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jay Elliot

(Typed or printed name of person signing)

Chairman

(Title of person signing)